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                                                                 Exhibit (10)(q)









                       MERCHANTS MUTUAL INSURANCE COMPANY
                            ADJUSTED RETURN ON EQUITY
                                    LONG TERM
                           INCENTIVE COMPENSATION PLAN
                                 JANUARY 1, 2000










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                       MERCHANTS MUTUAL INSURANCE COMPANY
                            ADJUSTED RETURN ON EQUITY
                      LONG TERM INCENTIVE COMPENSATION PLAN

                                 JANUARY 1, 2000



I.       ADJUSTED RETURN ON EQUITY.

         Merchants Mutual Insurance Company ("Merchants Mutual") has established the Adjusted Return on Equity ("AROE") Long Term Incentive Compensation Plan (the "ALTIP") to provide incentives to align the interests of corporate officers and other key employees with the interests of the stakeholders of Merchants Mutual and of Merchants Group, Inc. ("MGI").

         The ALTIP is based on the tenets of economic value added, which compares after tax returns to the cost of capital, or return expected by investors. Merchants Mutual believes that the creation of value is a result of returns that exceed the cost of capital, and that the converse is also true.

         The ALTIP is effective January 1, 2000 and will be administered over multi-year periods ("ALTIP Periods"). The initial ALTIP Period will be for a two-year period beginning January 1, 2000 and ending December 31, 2001. Subsequent ALTIP Periods will be three-year periods that begin on January 1, beginning with January 1, 2000, and end on December 31 of the third year of the ALTIP Period.

II.      ELIGIBILITY.

         Officers (Director level and above) and certain other employees (whose participation in the ALTIP must be approved by the Compensation Committee of the Board of Directors of Merchants Mutual) of Merchants Mutual who have commenced employment prior to the midpoint of an ALTIP Period and are employed on the last business day of that ALTIP Period are eligible to participate in the ALTIP for that ALTIP Period.

         The President & CEO. of Merchants Mutual, in consultation with the Compensation Committee, will determine which employees other than officers, if any, participate in the ALTIP.

III.     CALCULATION OF ALTIP PERFORMANCE.

         AROE is composed of two elements - adjusted return and adjusted equity, both of which use results reported in accordance with generally accepted accounting principles ("GAAP") as a starting point. AROE shall be determined separately for Merchants Mutual and MGI for each calendar year as follows:





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

                  Adjusted Return   =       GAAP Net Income
                                            - (+) realized gains (losses) on the sale of
                                                  investment securities, after taxes
                                            + (-) a rolling three year average of realized gains
                                                  (losses) on the sale of investment securities, after
                                                  taxes
                                            +/- deferred taxes that affect the income statement
                                            + the financing portion of minimum lease
                                              obligations, after taxes.

                 Adjusted Equity    =       GAAP Beginning Equity
                                            -(+) unrealized (gains) losses on  investment
                                               securities, after taxes
                                            -(+) deferred tax (assets) liabilities.
                                            + present value of minimum lease obligations.
                                            + a time weighted adjustment to eliminate from
                                               beginning equity capital distributed during
                                               the year through transactions such as
                                               share repurchases and cash dividends.

                 AROE               =       Adjusted Return / Adjusted Equity

         The ALTIP compares, separately for Merchants Mutual and MGI, the actual cumulative Adjusted Return for an ALTIP Period to a cumulative target Adjusted Return based upon the Adjusted Equity as of the beginning of the ALTIP Period and the AROE target and threshold discussed in section
         IV. The actual cumulative Adjusted Return for a company for an ALTIP Period is the sum of the company's actual Adjusted Returns for the years in the ALTIP Period.

         The cumulative target Adjusted Return for a company for an ALTIP Period will be the sum of the company's target Adjusted Returns for the years in the ALTIP Period. Target Adjusted Returns are calculated as follows:

         (a) Calculate the target Adjusted Return for the company for the first year in the ALTIP Period by multiplying the Adjusted Equity of the company as of the beginning of the ALTIP Period by the AROE target for the company for the ALTIP Period;

         (b) calculate the target Adjusted Return for the company for each subsequent year in the ALTIP Period by multiplying the target Adjusted Return for the previous year by the sum of 1 plus the AROE threshold for the company for the ALTIP Period (converted to a decimal).


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         The cumulative threshold Adjusted Return for a company for an ALTIP
         Period will be the sum of the company's threshold Adjusted Returns for the years in the ALTIP Period. Threshold Adjusted Returns are calculated as follows:

         (a) Calculate the threshold Adjusted Return for the company for the first year in the ALTIP Period by multiplying the Adjusted Equity of the company as of the beginning of the ALTIP Period by the AROE threshold for the company for the ALTIP Period;

         (b) calculate the threshold Adjusted Return for the company for each subsequent year in the ALTIP Period by multiplying the threshold Adjusted Return for the previous year by the sum of 1 plus the AROE threshold for the company for the ALTIP Period (converted to a decimal).

         The Compensation Committee, in its discretion, will adjust the cumulative target Adjusted Return and the cumulative threshold Adjusted Return for capital returned to shareholders through share repurchases and dividends or for additional capital raised from shareholders.

         Adjusted Returns will be calculated AFTER deduction of the accrual for all incentive compensation payments, including ALTIP bonus awards.

         The Compensation Committee of Merchants Mutual will make the final determination of actual, target and threshold Adjusted Returns for each ALTIP Period. The Compensation Committee may, in its discretion, include or exclude significant events or transactions (such as significant changes in the adequacy of loss and loss adjustment expense reserves) from the calculation of actual Adjusted Return.

IV.      AROE TARGETS.

         The Compensation Committee will establish AROE targets and AROE thresholds for bonus eligibility for each ALTIP Period.

         For the ALTIP Periods beginning on January 1, 2000, the AROE target for Merchants Mutual is 10.75% and the AROE target for MGI is 13.62%. These targets are the AROEs it is projected the companies would produce each year if each achieved a combined ratio of 100 for the year. The thresholds for bonus eligibility for the ALTIP Periods beginning January 1, 2000, will be calculated using an AROE of 7.5% for Merchants Mutual and an AROE of 8.58% for MGI. The threshold for MGI, 8.58%, is the AROE required to cover MGI's cost of capital. It is estimated that MGI would produce an AROE of 8.58% at a combined ratio of 105.2%, and that Merchants Mutual would produce an AROE of 7.5% at the same combined ratio.


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                                                 Merchants
                                                  Mutual           MGI
                                                  ------           ---
                  Year 2000 AROE threshold         7.50%          8.58%
                  Year 2000 AROE target           10.75%         13.62%

         The AROE targets and AROE thresholds for Merchants Mutual and MGI for subsequent ALTIP Periods will be the same as for the ALTIP periods beginning January 1, 2000, unless the Compensation Committee, in its discretion, determines otherwise.

         The Compensation Committee may, in its discretion, use other factors to establish AROE targets or thresholds, or modify AROE targets and thresholds based on the operating performance and financial condition of the companies.

V.       TARGET BONUS.

         Each officer position in Merchants Mutual will have an ALTIP target bonus equal to a percentage of covered compensation paid in the last year of the ALTIP Period. ALTIP target bonus percentages depend on the length of the ALTIP Periods, as follows:

                                      Target              Target Bonus
                                      Annual             as a % of Base -   Target Bonus
                                    Payout as a               Initial     as a % of Base -
                                    % of Base             Two-Year ALTIP   Three-Year ALTIP
                                  ----------------    ------------------   -----------------
         President & CEO                  60%                 120%               60%
         Senior VP, CFO                   45                   90                45
         Vice President                   25                   50                25
         Assistant Vice President         17                   34                17
         Director                         12.5                 25                12.5
         Other employees             Set  by Compensation Committee


         If an employee becomes an officer or if a participating officer's level changes prior to the midpoint of an ALTIP Period, that individual will be eligible for an incentive award at the target bonus percentage of the new officer level. If an employee (who is not already an eligible participant) becomes an officer on or after the midpoint of an ALTIP Period, that individual will not participate in the ALTIP for that ALTIP Period. If a participating officer's level changes on or after the midpoint of an ALTIP Period, no change will be made to that individual's target bonus percentage for that ALTIP Period.

         For the purposes of the ALTIP, "covered compensation" means:

                  Pay for regular hours worked, holidays, vacations, and other company-compensated absences. Other compensation, such as bonuses and fringe benefits, will not be taken into account under the ALTIP.


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VI.      BONUS AWARD.

         ALTIP incentive awards will be determined using the target bonus percentages described in Section V., which will be adjusted based on the actual cumulative Adjusted Return earned for each ALTIP Period, and will be calculated in separate parts for Merchants Mutual and MGI as follows:

         (a) Calculate the participant's actual ALTIP bonus percentage for Merchants Mutual by multiplying

                  (i) the participant's target bonus percentage for the ALTIP Period by

                  (ii) a factor calculated according to the following equation, using Merchant Mutual's target, threshold, and actual Adjusted Returns for the ALTIP Period:

                           ----------------------------------------------------------------------

                           Factor = 1 MINUS       cumulative target Adjusted Return for the ALTIP
                                                  Period MINUS cumulative actual Adjusted Return for
                                                  the ALTIP Period
                                                  --------------------------------------

                                                  cumulative target Adjusted Return for the ALTIP
                                                  Period MINUS cumulative threshold Adjusted Return
                                                  for the ALTIP Period

         (b) Calculate the participant's actual ALTIP bonus percentage for MGI using the method described in (a), but substituting MGI's target, threshold, and actual cumulative Adjusted Returns.

         (c) Allocate a participant's covered compensation between Merchants Mutual and MGI, in proportion to each company's share of the companies' combined cumulative direct written premiums for the ALTIP Period.

         (d) Multiply the participant's actual ALTIP bonus percentage for Merchants Mutual by Merchant Mutual's share of the participant's covered compensation.

         (e) Multiply the participant's actual ALTIP bonus percentage for MGI by MGI's share of the participant's covered compensation.

         (f) The sum of (d) and (e) is the participant's ALTIP bonus for the ALTIP Period unless modified by the Compensation Committee.

         (g) In the case of an employee who became a participant after the beginning of the ALTIP Period (in accordance with section II) or whose employment terminated by


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                  reason of death, disability, or retirement before the end of the ALTIP Period but for whom the Compensation Committee determined that an exception with regard to eligibility is warranted in accordance with section VI, the Compensation Committee may provide that the ALTIP bonus otherwise calculated under (a) through (f) above shall be reduced by multiplying it by a fraction, the numerator of which is the number of months in the ALTIP Period during which the employee was employed and the denominator is the number of months in the ALTIP Period.

         (h) Notwithstanding any contrary provision of this plan, no ALTIP bonus will be payable with respect to Merchant Mutual's or MGI's share of a participant's covered compensation if the respective company's actual cumulative Adjusted Return does not exceed its cumulative threshold Adjusted Return for the ALTIP Period. If neither company's actual cumulative Adjusted Return exceeds its cumulative threshold Adjusted Return for the ALTIP Period, no ALTIP bonus will be payable.

          The Compensation Committee may, in its discretion and in consultation with the President of Merchants Mutual, adjust the ALTIP bonuses as calculated under (a) through (h) above based on a participant's individual performance by up to plus or minus 50 percent.

          ALTIP bonuses for an ALTIP Period will be paid as follows:

          (a) for the initial two-year ALTIP Period, 50 percent of the ALTIP bonus will be due on or about March 1 of the year following the end of the ALTIP Period, and the remaining 50 percent on or about March 1 of the succeeding year.

          (b) for subsequent, three-year ALTIP Periods, one-third of the ALTIP bonus will be due on or about March 1 of each of the three years following the end of the ALTIP Period.

          An employee whose employment has terminated before the last business day of an ALTIP Period will not be eligible for a bonus award for that ALTIP Period unless the Compensation Committee, in its discretion, determines that an exception is warranted in the case of death, disability, or retirement under the terms of the Merchants Mutual Capital Accumulation Plan.

          A participant who voluntarily terminates employment or whose employment is terminated by Merchants Mutual for cause, in either case after the end of an ALTIP Period and before payment of the ALTIP bonus award for that ALTIP Period has been completed, will forfeit all rights to payment of any unpaid ALTIP bonus award for that ALTIP Period. For the purposes of this paragraph, termination by reason of disability, death, or retirement under the terms of the Merchants Mutual Capital Accumulation Plan


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         will not be considered voluntary, and cause will include, but not be limited to, unsatisfactory performance.

VII.     PLAN ADMINISTRATION

         The Compensation Committee will administer the ALTIP. The Compensation Committee shall have all power and authority necessary or appropriate for carrying out its duties. The Compensation Committee may establish procedures for the administration of the ALTIP and may correct any defect or reconcile any inconsistency in the ALTIP. The Compensation Committee shall have full power and authority to interpret the ALTIP and decide all matters arising in connection with the ALTIP, including by way of illustration and not by way of limitation matters concerning the establishment of AROE targets and thresholds, the determination of the actual cumulative Adjusted Return for an ALTIP Period, the inclusion or exclusion of events or transactions from the calculation of Adjusted Return, and the determination of the entitlement of a participant to an ALTIP bonus award and the amount of any bonus award. In exercising its power and authority, the Compensation Committee shall have complete discretion, and its decisions shall be conclusive and binding upon Merchants Mutual, its employees and ALTIP participants.

VIII.    MISCELLANEOUS

         The Board of Directors of Merchant Mutual may, in its discretion, amend the ALTIP or terminate the ALTIP at any time. By way of illustration and not by way of limitation, the Board may terminate the ALTIP before the last business day of the ALTIP Period, in which case participants would not be entitled to any ALTIP bonus for that ALTIP period.

         The ALTIP shall be construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law. References in the ALTIP to either gender shall be construed to include the other gender.

         Nothing in the ALTIP shall confer upon an employee any right to continue in the employ of Merchants Mutual, nor limit the right of Merchants Mutual to discharge an employee.

         Nothing in this ALTIP shall be construed to create or require the creation of a trust or a fiduciary relationship between Merchants Mutual and any other person. To the extent that any person acquires a right to receive payments from Merchants Mutual under the ALTIP, that right shall be no greater than the right of an unsecured general creditor of Merchants Mutual.

         A participant may not assign his or her interest in any award under this ALTIP, other than by will or the laws of descent and distributions. A participant may designate a successor or successors in interest to receive any amounts due under a bonus award after the participant's death. A designation of a successor in interest shall be made in writing, signed by the participant, and delivered to a representative of Merchants Mutual. If the


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         participant has not designated a successor in interest, payment of such amounts shall be made to the participant's estate.

         Merchants Mutual shall withhold from each bonus payment to be made the amount required to satisfy any federal, state, and local income and employment tax withholding obligations it incurs in connection with the payment.

         IN WITNESS WHEREOF, this plan document is executed pursuant to the authorization of the Board of Directors of Merchants Mutual Insurance Company this 26th day of July, 2000.


                                      MERCHANTS MUTUAL INSURANCE COMPANY




                                      by /s/ Robert M. Zak
                                         --------------------------------------







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